Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2019 relating to the financial statements, which appears in Inmode Ltd.'s Form F-1 filed on July 11, 2019, as amended. We also consent to the reference to us under the heading “Experts" in this Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
September 20, 2019	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel, P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il